UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

GROM SOCIAL ENTERPRISES, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-55585	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(Address of principal executive offices)

(561) 287-5776

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit report or Completed Interim Review

On January 10, 2018, the board of directors of Grom Social Enterprises, Inc. (the “Company”) concluded that the Company’s previously issued financial statements for the quarter ended September 30, 2017 should no longer be relied upon. In the presentation of its financial statements to account for the acquisition of Grom Holdings, Inc. pursuant to the terms of a share exchange agreement entered into on May 15, 2017, the Company adopted the guidance in ASC 805-50-05-5 for the transfer of net assets between entities under common control to apply a method similar to the pooling-of-interests method. However, the Company has concluded such method of presentation was not proper and intends to restate the financial statements for the quarterly period ended September 30, 2017 to amend the presentation.

The Company believes the amendment will have no impact on any of its debt covenants or on any of its operating agreements with third parties.

The Company’s management, including its Chief Executive Officer and Chief Financial Officer discussed the matters disclosed herein with the Company’s independent registered accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2018	GROM SOCIAL ENTERPRISES, INC.
(Registrant)

By: /s/ Darren Marks
Darren Marks, Chief Executive Officer